UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 15, 2024

Benchmark 2024-V6 Mortgage Trust

(Central Index Key Number 0002012265)
(Exact name of issuing entity)

GS Mortgage Securities Corporation II

(Central Index Key Number 0001004158)

(Exact name of the depositor as specified in its charter)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

German American Capital Corporation

(Central Index Key Number 0001541294)

Bank of Montreal

(Central Index Key Number 0000927971)

(Exact name of the sponsors as specified in its charters)

Delaware	333-261764-03	22-3442024
(State or other jurisdiction	(Commission File Number	(IRS Employer Identification
of incorporation of depositor)	of issuing entity)	No. of depositor)

200 West Street
New York, New York	10282
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code     (212) 902-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2024 (the “Closing Date”), GS Mortgage Securities Corporation II (the “Depositor”) caused the issuance of the Benchmark 2024-V6 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2024-V6 (the “Certificates”) pursuant to a pooling and servicing agreement, dated as of March 1, 2024 (the “Pooling and Servicing Agreement”), among the Depositor, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

The Certificates represent, in the aggregate, the entire beneficial ownership in Benchmark 2024-V6 Mortgage Trust (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of 37 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 62 commercial, multifamily and/or manufactured housing properties (the “Mortgaged Properties”).

The Mortgage Loan secured by the Mortgaged Property identified on Exhibit B to the Pooling and Servicing Agreement as “Vero Office Portfolio”, which is an asset of the Issuing Entity, is part of a whole loan (the “Vero Office Portfolio Whole Loan”) that includes the Kenwood Towne Centre Mortgage Loan and certain other loans that are pari passu to the Vero Office Portfolio Mortgage Loan (the “Vero Office Portfolio Companion Loans”). The Vero Office Portfolio Companion Loans are not assets of the Issuing Entity.

The Mortgage Loan secured by the Mortgaged Property identified on Exhibit B to the Pooling and Servicing Agreement as “Coastline Apartments”, which is an asset of the Issuing Entity, is part of a whole loan (the “Coastline Apartments Whole Loan”) that includes the Coastline Apartments Mortgage Loan and certain other loans that are pari passu to the Coastline Apartments Mortgage Loan (the “Coastline Apartments Companion Loans”). The Coastline Apartments Companion Loans are not assets of the Issuing Entity.

As of May 15, 2024, each of (i) the Vero Office Portfolio Whole Loan, including the Vero Office Portfolio Mortgage Loan and (ii) the Coastline Apartments Whole Loan, including the Coastline Apartments Mortgage Loan, is being serviced and administered pursuant to (a) a pooling and servicing agreement, an executed version of which is attached hereto as Exhibit 4.1 and which is dated as of May 1, 2024 (the “BMO 2024-5C4 Pooling and Servicing Agreement”), among BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Argentic Services Company LP, as special servicer, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator and as trustee, and (b) the related Co-Lender Agreement (as defined in the Pooling and Servicing Agreement), as to which an executed version was attached to the current report on Form 8-K filed by the Issuing Entity on March 18, 2024.

The servicing terms of the BMO 2024-5C4 Pooling and Servicing Agreement applicable to the servicing of the Vero Office Portfolio Mortgage Loan and the Coastline Apartments Mortgage Loan are similar in all material respects to the servicing terms of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, but will differ in certain respects, as described in the section captioned “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus (SEC File Number 333-261764-03) filed with the Securities and Exchange Commission on March 18, 2024 pursuant to Rule 424(b)(2).

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

Exhibit 4.1	Pooling and Servicing Agreement, dated as of May 1, 2024, among BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Argentic Services Company LP, as special servicer, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator and as trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2024	GS MORTGAGE SECURITIES CORPORATION II

	By:	/s/ Scott Epperson
		Name:	Scott Epperson
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Pooling and Servicing Agreement, dated as of May 1, 2024, among BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Argentic Services Company LP, as special servicer, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator and as trustee.	(E)